UNIT ISSUANCE AGREEMENT AND AMENDMENT TO

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

February 7, 2023

This Unit Issuance Agreement and Amendment to Contribution and Subscription Agreement (this “Agreement”) is entered by and between Generation Income Properties, L.P., a Delaware limited partnership (“GIPLP”) and LMB Owenton I LLC, a Kentucky limited liability company (“Contributor”), as of the date first written above (the “Effective Date”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Contribution Agreement.

R E C I T A L S

WHEREAS, the Contributor and GIPLP entered into that certain Contribution and Subscription Agreement dated October 11, 2021 with respect to the contribution (the “Contribution”) of certain Property to GIPLP (the “Contribution Agreement”);

WHEREAS, the Contribution Agreement granted the Contributor a cash redemption option under certain circumstances using a $10.00 per-unit value;

WHEREAS, GIPLP and the Contributor agree that the Contributor’s right to require a redemption shall be delayed until the third anniversary of the closing of the contribution transaction contemplated in the Contribution Agreement and shall be for a reduced per-unit cash redemption amount until forty-nine (49) months from the date of such closing, in exchange for GIPLP’s issuance of additional Common Units of partnership interests in GIPLP (“Partnership Units”);

NOW, THEREFORE, it is hereby agreed as follows:

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.
Amendments to Contribution Agreement. Section 2.6 of the Contribution Agreement is hereby amended and restated in its entirety to read as follows:

2.6 Redemption of Partnership Units. Beginning on January 14, 2025, the third (3rd) anniversary of the Closing, the Contributor will have the option to require GIPLP to redeem, subject and pursuant to the redemption procedures of the Partnership Agreement, all or a portion of its Partnership Units for either (i) the Redemption Amount (within the meaning of the Partnership Agreement), or (ii) until February 14, 2026, which is forty nine (49) months from date of Closing, cash in an agreed-upon Value of $7.15 per Partnership Unit (subject to adjustment by reason of any split, reverse split, dividend or similar recapitalization event) (such amount as may be adjusted shall be deemed to be the “Cash Amount” for purposes of the Partnership Agreement). Unless expressly stated otherwise herein, the redemption procedures and limitations of the Partnership Agreement shall govern any redemption of Contributor’s Partnership Units. The terms and conditions of this Section 2.6 shall survive the Closing.

2. Additional Partnership Units Issued. In exchange for Contributor’s agreement to extend the start date of its redemption option and modify the per-unit cash redemption price under certain circumstances, the Partnership hereby issues an additional 44,228 Partnership Units to the Contributor, and the books and records of the Partnership shall reflect such additional issuance as of the Effective Date.

3. Ratification. Except as expressly amended hereby, the Contribution Agreement is hereby ratified and confirmed and shall continue in full force and effect.

4. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., .pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

[Signature page follows]

IN WITNESS WHEREOF, Contributor and GIPLP have executed this Agreement effective as of the date set forth above.

CONTRIBUTOR:

LMB OWENTON I LLC, a Kentucky limited liability company

By: /s/ Lloyd Bernstein

Name: Lloyd Bernstein
Title: Manager

GIPLP:

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

By: /s/ David Sobelman

David Sobelman

Authorized Representative